Exhibit 1.1

SHINE MEDIA ACQUISITION CORP.

6,000,000 Units

UNDERWRITING AGREEMENT

__________, 2006
Merriman Curhan Ford & Co.
As Representative of the several Underwriters
listed on Schedule I hereto
600 California Street, 9th Floor
San Francisco, California 94108

Ladies and Gentlemen:

The undersigned, Shine Media Acquisition Corp, a Delaware corporation (“Company”), hereby confirms its agreement with Merriman Curhan Ford & Co. (being referred to herein variously as “you,” “Merriman Curhan” or the “Representative”) and with the other underwriters named on Schedule I hereto for which you are acting as Representative (the Representative and the other Underwriters being collectively called the “Underwriters” or, individually, an “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Securities.

1.1.1 Purchase of Firm Units. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell, severally and not jointly, to the several Underwriters, an aggregate of 6,000,000 units (“Firm Units”) of the Company, at a purchase price of $5.79 per Firm Unit (subject to adjustment in respect of the Deferred Compensation which may be paid to the Underwriters in accordance with Section 1.1.3 hereof) (the “Purchase Price”). The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at the Purchase Price. The Firm Units are to be offered initially to the public (“Offering”) at the offering price of $6.00 per Firm Unit. Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and two warrants (“Warrant(s)”). The shares of Common Stock and the Warrants included in the Firm Units will not be separately transferable until the earlier to occur of (i) the expiration of the Underwriters’ option to purchase up to 900,000 additional units to cover over-allotments or (ii) 20 trading days after the exercise in full by the Underwriters of such option (the “Separation Date”), but in no event will the Representative allow separate trading before an audited balance sheet has been prepared reflecting receipt by the Company of the gross proceeds of the Offering and filed with the Securities and Exchange Commission (the “Commission”) with a Current Report on Form 8-K. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $5.00 during the period commencing on the later of the consummation by the Company of its “Business Combination” or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the four-year anniversary of the Effective Date. “Business Combination” shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset or stock acquisition or other similar type of transaction or a combination of the foregoing, of one or more companies operating in the media and advertising industry in China (as described more fully in the Registration Statement).

1.1.2 Payment and Delivery. Delivery and payment for the Firm Units shall be made at 1:00 P.M., New York time, on the third business day following the date of this Agreement (or the fourth business day following the date of this Agreement, if this Agreement is executed after 4:30 p.m.;”) or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company (the date and time of execution of this Agreement shall hereinafter be referred to as the “Execution Time). The hour and date of delivery and payment for the Firm Units are called the “Closing Date.” Payment for the Firm Units shall be made on the Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable as follows: $33,117,500 of the proceeds received by the Company for the Firm Units shall be deposited in the trust account (“Trust Account”) established by the Company for the benefit of the public stockholders as described in the Registration Statement, $900,000 of which is deposited in respect of the Deferred Compensation (as defined below), and $1,265,000, less the amount owed by the Company to the Representative for all accountable expenses owed thereto incident to the performance of the obligations of the Company under this Agreement as set forth in Section 3.7 hereof, shall be paid to the order of the Company to a bank account established by the Company, against delivery to you of certificates (in form and substance satisfactory to the Underwriters) representing the Firm Units (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. Three hundred and sixty thousand dollars ($360,000) shall be deducted from the gross proceeds and retained by the Representative as a nonaccountable expense allowance pursuant to Section 3.8.2 hereof. The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full business days prior to the Closing Date. The Company will permit the Representative to examine and package the Firm Units for delivery, at least one full business day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.

1.1.3 Deferred Compensation. Upon the consummation of the Company’s initial Business Combination, the Company will pay to the Underwriters the deferred compensation deposited by the Underwriters into the Trust Account (the “Deferred Compensation”) in an amount equal to 2.5% of the gross proceeds (before giving effect to any discounts or commissions) from the sale of the Units (as defined in Section 1.2.1 hereof), or $0.15 per Unit, plus interest earned on such amount, less payment or withholdings in respect of taxes payable on such interest. Payment of the Deferred Compensation will be made out of the proceeds of this Offering held in the Trust Account at the consummation of the Business Combination. If the Company fails to consummate a Business Combination within the required time period set forth in the Prospectus, the Deferred Compensation will not be paid to the Underwriters; any proceeds held in the Trust Account that would have been paid to the Underwriters in respect of the Deferred Compensation and any interest earned thereon will, instead, be included in the liquidation distribution of the proceeds held in the Trust Account made to the holders of the IPO Shares.

1.2 Over-Allotment Option.

1.2.1 Option Units. For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 900,000 units from the Company (“Over-allotment Option”). Such additional 900,000 units are hereinafter referred to as “Option Units.” The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.” The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2 Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date. The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail or facsimile transmission setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Date”), which will not be later than five full business days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of the Representative or at such other place as shall be agreed upon by the Company and the Representative. Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3 Payment and Delivery. Payment for the Option Units shall be made on the Option Closing Date at the Representative’s election by wire transfer in Federal (same day) funds or by certified or bank cashier’s check(s) in New York Clearing House funds, payable to the Trust Account at the offices of the Representative or at such other place as shall be agreed upon by the Representative and the Company upon delivery to you of certificates representing such securities (or through the facilities of DTC). The certificates representing the Option Units to be delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date or the Option Closing Date, as the case may be, and will be made available to the Representative for inspection, checking and packaging at the aforesaid office of the Company’s transfer agent or correspondent not less than one full business day prior to such Closing Date.

1.3 Representative’s Purchase Option.

1.3.1 Purchase Option. The Company hereby agrees to issue and sell to the Representative (and/or its designees) on the Effective Date, for an aggregate purchase price of $100, an option (“Representative’s Purchase Option”) for the purchase of up to an aggregate of 360,000 units (“Representative’s Units”). Each of the Representative’s Units is identical to the Firm Units except that the Warrants included in the Representative’s Units (“Representative’s Warrants”) have an exercise price of $6.25 (125% of the exercise price of the Warrants included in the Units sold to the public). The Representative’s Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Effective Date and (ii) the consummation of a Business Combination and expiring on the five-year anniversary of the Effective Date at an initial exercise price per Representative’s Unit of $7.50, which is equal to one hundred twenty five percent (125%) of the initial public offering price of a Unit. The Representative’s Purchase Option, the Representative’s Units, the Representative’s Warrants, the Common Stock included in the Representative’s Units and the shares of Common Stock issuable upon exercise of the Representative’s Warrants are hereinafter referred to collectively as the “Representative’s Securities.” The Public Securities and the Representative’s Securities are hereinafter referred to collectively as the “Securities.”

1.3.2 Payment and Delivery. Delivery and payment for the Representative’s Purchase Option shall be made on the Closing Date. The Company shall deliver to the Underwriters, upon payment therefor, certificates for the Representative’s Purchase Option in the name or names and in such authorized denominations as the Representative may request.

2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as follows:

2.1 Filing of Registration Statement.

2.1.1 Pursuant to the Act. The Company has prepared and filed with the Commission a registration statement and an amendment or amendments thereto on Form S-1 (File No. 333-127093), including a related preliminary prospectus (any such preliminary prospectus in the form first filed with the Commission, a “Preliminary Prospectus” and the Preliminary Prospectus dated __________, 2006 included in the registration statement first filed with the Commission on __________, 2006, in the form distributed to potential investors in the Offering, the “Statutory Prospectus”), for registration under the Act of the offering and sale of the Securities, which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act and the rules and regulations (“Rules”) of the Commission under the Act. Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to paragraph (b) of Rule 430A of the Rules), is hereinafter called the “Registration Statement.” Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company will file with the Commission a final prospectus in accordance with Rule 424(b); such final prospectus in the form first filed with the Commission is hereinafter called the “Prospectus.” As filed, the Prospectus shall contain all information required by the Act and the Rules thereunder and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form of the Preliminary Prospectus included in the Registration Statement immediately prior to the Execution Time.

2.1.2 Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number ) providing for the registration under the Exchange Act of the Securities. The registration of the Securities under the Exchange Act is effective under the Rules on the date hereof.

2.2 No Stop Orders, Etc. Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3 Disclosures in Registration Statement.

2.3.1 10b-5 Representation. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Units are purchased, if such date is not the Closing Date (an “Option Closing Date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Rules; on the Effective Date and at the Closing Date and any Option Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the Execution Time, the Statutory Prospectus did, and on the Closing Date will, comply in all material respects with the applicable requirements of the Act and the Rules; at the Execution Time, the Statutory Prospectus did not, and at the Closing Date will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Nothing has come to the attention of the Company that has caused the Company to believe that the market-related data included in the Statutory Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate (in accordance with the methodologies used to derive such market-related data set forth in the underlying source material) in all material respects.

2.3.2 Disclosure of Agreements. The agreements and documents described in the Statutory Prospectus and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Statutory Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Statutory Prospectus and the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in breach or default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3 Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the formation of the Company, except as disclosed in the Statutory Prospectus and the Prospectus.

2.3.4 Rules. The disclosures in the Statutory Prospectus and the Prospectus concerning the effects of Federal, State and local regulation, and the laws and regulations of the People’s Republic of China (the “PRC”), on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.4 Changes After Dates in Registration Statement.

2.4.1 No Material Adverse Change. Since the respective dates as of which information is given in the Statutory Prospectus, except as otherwise specifically stated therein and in the Prospectus, (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement, and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2 Recent Securities Transactions, Etc. Subsequent to the respective dates as of which information is given in the Statutory Prospectus, and except as may otherwise be indicated or contemplated herein or therein and in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5 Independent Accountants. Goldstein Golub Kessler LLP, whose report is filed with the Commission as part of the Registration Statement, are independent accountants as required by the Act and the Rules. Goldstein Golub Kessler LLP has not, during the periods covered by the financial statements included in the Statutory Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6 Financial Statements. The financial statements, including the notes thereto and supporting schedules included in the Statutory Prospectus and the Prospectus, fairly present the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved. The Statutory Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

2.7 Authorized Capital; Options; Etc. The Company had at the date or dates indicated in the Statutory Prospectus and the Prospectus duly authorized, issued and outstanding capital stock as set forth in the Statutory Prospectus and the Prospectus. Based on the assumptions stated in the Statutory Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. The Company’s authorized Common Stock conforms to all statements relating thereto contained in the Statutory Prospectus and the Prospectus. Except as set forth in, or contemplated by, the Statutory Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8 Valid Issuance of Securities; Etc.

2.8.1 Founders Securities. The shares of Common Stock issued on and outstanding as of July 12, 2005, and any shares issued in any stock dividend thereon, have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such shares of Common Stock were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding Common Stock were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or were exempt from such registration requirements.

2.8.2 Securities Sold Pursuant to the Unit Placement Agreement.

(i) The shares of Common Stock included in the Placement Units (as defined in Section 2.10) have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Investors pursuant to the Unit Placement Agreement, will be validly issued, fully paid and non-assessable.

(ii) The Warrants included in the Placement Units were duly executed, authenticated, issued and delivered, and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The shares of Common Stock issuable upon exercise of the Warrants included in the Placement Units have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants included in the Placement Units and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken.

2.8.3 The Placement Units and underlying securities conform in all material respects to all statements with respect thereto contained in the Statutory Prospectus and the Prospectus. The certificates for the such securities are in due and proper form. The offers and sales of the Placement Units were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or were exempt from such registration requirements.

2.8.4 Securities Sold Pursuant to this Agreement.

(i) The shares of Common Stock included in the Units and the Representative’s Units have been duly authorized and, when executed by the Company and countersigned, and issued and delivered against payment therefor by the Underwriters pursuant to this Agreement or the Representative’s Purchase Option, as the case may be, will be validly issued, fully paid and non-assessable.

(ii) The Warrants included in the Units and the Representative’s Warrants, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment therefor by the Underwriters pursuant to this Agreement or the Representative’s Purchase Option, as the case may be, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(iii) The shares of Common Stock issuable upon exercise of the Warrants included in the Units and the Representative’s Warrants have been duly authorized and, when executed by the Company and countersigned and issued and delivered against payment therefor pursuant to the Warrants or the Representative’s Warrants, as the case may be, and the Warrant Agreement, will be validly issued, fully paid and non-assessable. The holders of such Common Stock will not be subject to personal liability by reason of being such holders; such Common Stock will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) will have been duly and validly taken.

(iv) When issued, the Representative’s Purchase Option will constitute a valid and binding obligation of the Company to issue and sell, upon exercise thereof and payment of the respective exercise price therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and such Representative’s Purchase Option is enforceable against the Company in accordance with its respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v) The Securities conform in all material respects to all statements with respect thereto contained in the Statutory Prospectus and the Prospectus. The certificates for the Securities are in due and proper form.

2.9 Registration Rights of Third Parties. Except as set forth in the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10 Validity and Binding Effect of Agreements. This Agreement, the Warrant Agreement between the Company and Continental Stock Transfer & Trust Company, substantially in the form filed as Exhibit 4.4 to the Registration Statement (“Warrant Agreement”), the Trust Agreement with respect to certain proceeds of the Offering substantially in the form filed as Exhibit 10.12 to the Registration Statement (“Trust Agreement”), those certain letter agreements (each substantially in the forms filed as Exhibits 10.1 through 10.11 to the Registration Statement), pursuant to which each of the Initial Stockholders agrees to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Prospectus (“Insider Letters”), that certain Placement Unit Agreement, by and among the Company and each of the investors listed on the signature pages thereto (the “Investors”), pursuant to which the Investors will purchase an aggregate of 133,333 Units (“Placement Units”) in a private placement (the “Placement Agreement”), that certain stock escrow agreement (substantially in the form filed as Exhibit 10.13 to the Registration Statement), whereby the Common Stock owned by the Initial Stockholders will be placed in escrow until three years after the Effective Date (“Stock Escrow Agreement”), the Representative’s Purchase Option and the Services Agreement (as defined in Section 2.24 hereof) have been duly and validly authorized by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms (to the extent the Company has any obligations under such agreements), except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11 No Conflicts, Etc. The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Insider Letters, the Unit Placement Agreement, the Services Agreement and the Stock Escrow Agreement, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Amended and Restated Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business.

2.12 No Defaults; Violations. No material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Amended and Restated Certificate of Incorporation or Bylaws or in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13 Corporate Power; Licenses; Ownership.

2.13.1 Conduct of Business. The Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business and to consummate a Business Combination as described in the Statutory Prospectus and the Prospectus. The disclosures in the Statutory Prospectus and the Prospectus concerning the effects of federal, state and local regulation on this offering and the Company’s business purpose as currently contemplated are correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13.2 Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Representative’s Purchase Option, the Trust Agreement, the Services Agreement, the Unit Placement Agreement and the Stock Escrow Agreement, and as contemplated by the Statutory Prospectus and the Prospectus, except with respect to applicable federal and state securities laws.

2.13.3 Ownership. Except as set forth in the Statutory Prospectus and the Prospectus, the Company owns or has valid leasehold interests in all material properties and assets required for the operation of its business as now conducted, including those described in the Statutory Prospectus and the Prospectus as being owned by it.

2.14 D&O Questionnaires. To the best of the Company’s knowledge, all information contained in the director and officer questionnaires and NASD supplemental questionnaires (“Questionnaires”) completed by each of the Company’s stockholders prior to the Offering (“Initial Stockholders”) and provided to the Underwriters as an exhibit to his or her Insider Letter (as defined in Section 2.10) is true and correct and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Initial Stockholder to become inaccurate and incorrect.

2.15 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the best of the Company’s knowledge, threatened against, or involving the Company or, to the best of the Company’s knowledge, any Initial Stockholder, which has not been disclosed in the Statutory Prospectus, the Prospectus and the Questionnaires, except for actions, suits, proceedings, inquiries, arbitrations, investigations, litigation or government proceedings pending against any Initial Stockholder that would not individually or in the aggregate have a material adverse effect on such Initial Stockholder, the Company or the Offering.

2.16 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the Company.

2.17 Transactions Affecting Disclosure to NASD.

2.17.1 Finder’s Fees. Except as described in the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the best of the Company’s knowledge, any Initial Stockholder that may affect the Underwriters’ compensation, as determined by the National Association of Securities Dealers, Inc. (“NASD”).

2.17.2 Payments Within Twelve Months. The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any NASD member or (iii) to any person or entity that has any direct or indirect affiliation or association with any NASD member, within the twelve months prior to the Effective Date.

2.17.3 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating NASD member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Statutory Prospectus and the Prospectus.

2.17.4 Insiders’ NASD Affiliation. Based on the Questionnaires distributed to such persons, except as set forth on Schedule 2.18.4, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any NASD member.

2.18 Foreign Corrupt Practices Act. Neither the Company nor any of the Initial Stockholders or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company’s internal accounting controls and procedures are sufficient to cause the Company to comply with the Foreign Corrupt Practices Act of 1977, as amended.

2.19 Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company on behalf of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20 Covenants Not to Compete. No Initial Stockholder, employee, officer or director of the Company is subject to any noncompetition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

2.21 Investments. The Company is not and, after giving effect to the offering and sale of the securities as contemplated hereunder and in the Statutory Prospectus and the Prospectus, and the application of the net proceeds from such sale as described in the Statutory Prospectus and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

2.22 Subsidiaries. The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.23 Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Statutory Prospectus and the Prospectus that have not been described as required.

2.24 Free Writing Prospectus. The Company has not prepared or used any “free writing prospectus,” as such term is defined under Rule 405.

2.25 Administrative Services. The Company has entered into an agreement (the “Services Agreement”) with Enjoy Media (Hong Kong) Limited (the “Affiliate”) substantially in the form annexed as Exhibit 10.14 to the Registration Statement pursuant to which the Affiliate will make available to the Company office space and administrative, technological and secretarial support for the Company’s use for $10,000 per month.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1 Compliance. During the time when a Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Rules and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof, and the Statutory Prospectus and the Prospectus. If at any time when a Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriters, the Statutory Prospectus or the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

3.2.2 Exchange Act Registration. Until the earlier of five years from the Effective Date, the date that the Company is liquidated or the date that the Company is acquired by a third party, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act. The Company will not deregister the Units under the Exchange Act without the prior written consent of the Representative.

3.3 Blue Sky Filings. The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market making activities in respect of the Public Securities, (ii) the date on which the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market (or any successor to such entities) and (iii) the date of the liquidation of the Company (the period from the Effective Date to such earliest date, the “Blue Sky Compliance Period”), in each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

3.4 Delivery to Underwriters of Prospectuses. The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus (or in lieu thereof a notice pursuant to Rule 173(a)) is required to be delivered under the Act or the Exchange Act, such number of copies of the Statutory Prospectus and the Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.5 Effectiveness and Events Requiring Notice to the Representative. The Company will use its best efforts to cause the Registration Statement to remain effective until distribution of the Public Securities is complete and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose when the Company becomes aware of such, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Statutory Prospectus, the Registration Statement, or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification during any such time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.6 Affiliated Transactions.

3.6.1 Business Combinations. The Company will not consummate a Business Combination with any entity which is affiliated with any Initial Stockholder unless the Company obtains an opinion from an independent investment banking firm that the Business Combination is fair to the Company’s stockholders from a financial perspective.

3.6.2 Compensation. Except for payments made to the Affiliate as disclosed in the Statutory Prospectus and the Prospectus, the Company shall not pay any Initial Stockholder or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders and their affiliates shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

3.7 Reports to the Representative.

3.7.1 Periodic Reports, Etc. For a period of five years from the Effective Date, or until such earlier time upon which the Company is required to be liquidated, the Company will furnish to the Representative and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Current Report on Form 8-K and Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) five copies of each registration statement filed by the Company with the Commission under the Securities Act, (v) a copy of monthly statements, if any, setting forth such information regarding the Company’s results of operations and financial position (including balance sheet, profit and loss statements and data regarding outstanding purchase orders) as is regularly prepared by management of the Company and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, provided that the Representative shall sign, if required by the Company, a Regulation FD compliant confidentiality agreement reasonably acceptable to the Representative in connection with the Representative’s receipt of such information.

3.7.2 Transfer Sheets. During the Blue Sky Compliance Period, the Company shall retain a transfer and warrant agent acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. The Underwriters acknowledge that Continental Stock Transfer & Trust Company is an acceptable Transfer Agent.

3.7.3 Secondary Market Trading Survey. Until such time as the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, the Company shall engage Bingham McCutchen LLP, counsel to the Underwriters (“Bingham”) to deliver to the Underwriters on the Effective Date, and to update upon the request of the Representative at the beginning of each fiscal quarter, a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States (“Secondary Market Trading Survey”).

3.8 Payment of Expenses.

3.8.1 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation (exclusive of the fees and expenses of counsel to the Underwriters), printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, any Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units and the Representative’s Purchase Option, including any transfer or other taxes payable thereon, (iii) the qualification of the Public Securities under state or foreign securities or Blue Sky laws, including the costs of preparing, printing and mailing the “Preliminary Blue Sky Memorandum,” and all amendments and supplements thereto, the preparation of the Secondary Market Trading Survey (as defined above), and the reasonable fees and disbursements of Bingham related thereto; provided that the Company shall not be required to reimburse the Representative or Bingham for any amounts under this clause (iii) in excess of $40,000 ($15,000 of which has been previously paid to Bingham), (iv) filing fees, costs and expenses (excluding fees and disbursements for the Representative’s counsel) incurred in registering the Offering with the NASD and the Commission, (v) fees and disbursements of the Transfer Agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, and (vii) all other costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.8.1. The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others.

3.8.2 Nonaccountable Expenses. The Company further agrees that, in addition to the expenses payable pursuant to Section 3.8.1, the Company will pay to the Representative a nonaccountable expense allowance upon the consummation of the Offering equal to one percent (1%) of the gross proceeds (excluding the proceeds of the exercise of the over-allotment option, if any) received by the Company from the sale of the Firm Units (before giving effect to any discounts and commissions), or $360,000.

3.9 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Statutory Prospectus and the Prospectus.

3.10 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the sixteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Rules, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.11 Notice to NASD. In the event any person or entity (excluding attorneys, accountants, engineers, environmental or labor consultants, investigatory firms, technology consultants and specialists and similar service providers that are not affiliated or associated with the NASD and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a Target Business, the Company will provide the following to the NASD and the Representative prior to consummation of the Business Combination: (i) copies of agreements governing said services; and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the NASD Conduct Rules. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the Business Combination.

3.12 Stabilization. Except with respect to the agreements between the Representative and certain of the Initial Stockholders substantially in the form filed as Exhibit 10.18 to the Registration Statement, neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

3.13 Internal Controls. During the Blue Sky Compliance Period, the Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.14 Accountants. For a period of five years from the Effective Date or until such earlier time upon which the Company is required to be liquidated or is no longer required to file reports under the Exchange Act, the Company shall retain nationally recognized independent registered public accountants. The Representative acknowledges that Goldstein Golub Kessler LLP is a nationally recognized independent registered public accountant for purposes of this Section 3.14.

3.15 Form 8-K. The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the gross proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall immediately file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.16 NASD. During the period of the distribution of the Public Securities, the Company shall advise the NASD if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of an NASD member participating in the distribution of the Company’s Public Securities.

3.17 Corporate Proceedings. All corporate proceedings and other legal matters necessary to carry out the provisions of this Agreement and the transactions contemplated hereby shall have been done to the reasonable satisfaction to counsel for the Underwriters.

3.18 Investment Company. The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in money market funds or “government securities” with specific maturity dates as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.19 Colorado Trust Filing. In the event the Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

4. Conditions of Underwriters’ Obligations. The obligations of the Underwriters to purchase and pay for the Firm Units on the Closing Date and the Option Units, if any, on any Option Closing Date, are subject to the condition that the representations and warranties of the Company as of the date hereof and as of the Closing Date or Option Closing Date, as the case may be, are true and accurate in all material respects, and to the condition that the Company has performed all of its covenants and obligations hereunder theretofore to be performed, and to the following additional conditions:

4.1 Regulatory Matters.

4.1.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Bingham.

4.1.2 NASD Clearance. The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

4.1.3 No Blue Sky Stop Orders. No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.3 hereof shall have been issued on either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall be contemplated.

4.2 Company Counsel Matters.

4.2.1 Closing Date Opinion of Counsel. On each of the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Loeb & Loeb LLP (“Loeb & Loeb”), counsel to the Company, dated the as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative, substantially in the form attached hereto as Exhibit A.

4.2.2 Reliance. In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Bingham) of other counsel reasonably acceptable to Bingham, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Bingham if requested. The opinion of counsel for the Company and any opinion relied upon by such counsel for the Company shall include a statement to the effect that it may be relied upon by counsel for the Underwriters in its opinion delivered to the Underwriters.

4.3 Cold Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to Bingham from Goldstein Golub Kessler LLP dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i) Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Rules and that they have not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii) Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Rules thereunder;

(iii) Stating that, on the basis of a limited review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, (b) at a date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company as compared with amounts shown in the February 28, 2006 balance sheet included in the Statutory Prospectus and the Prospectus, other than as set forth in or contemplated by the Statutory Prospectus and the Prospectus, or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from July 18, 2005 to a specified date not later than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, other than as set forth in or contemplated by the Statutory Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv) Setting forth, at a date not later than five days prior to the Effective Date, the amount of liabilities of the Company;

(v) Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Statutory Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi) Stating that they have not during the immediately preceding five year period brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii) Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4 Officers’ Certificates.

4.4.1 Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Representative will have received such other and further certificates of officers of the Company as the Representative may reasonably request.

4.4.2 Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Amended and Restated Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any, (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Statutory Prospectus, (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Initial Stockholder before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Statutory Prospectus and Prospectus, (iii) no stop order shall have been issued under the Act and no proceedings therefor shall have been initiated or threatened by the Commission, and (iv) the Statutory Prospectus, the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Rules and shall conform in all material respects to the requirements of the Act and the Rules, and neither the Statutory Prospectus nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5.1 Closing Date Deliveries. On the Closing Date, the Company shall have delivered to the Representative the Representative’s Purchase Option.

4.6 Opinions of Counsel for the Underwriters. All proceedings taken in connection with the authorization, issuance or sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to Bingham and you shall have received from each of Bingham and Jun He Law Firm (“Jun He”), PRC Counsel for the Underwriters, a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require. On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, Bingham and Jun He shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.6, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

5. Indemnification.

5.1 Indemnification of Underwriters.

5.1.1 General. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each dealer selected by you that participates in the offer and sale of the Securities (each a “Selected Dealer”) and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriters and the Company or between any of the Underwriters and any third party or otherwise) to which they or any of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time each may be amended and supplemented); (ii) in any post effective amendment or amendments or any new registration statement and prospectus in which is included securities of the Company issued or issuable upon exercise of the Representative’s Purchase Option; or (iii) any application or other document or written communication (in this Section 5 collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or filed with the Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Securities or in connection with the Registration Statement or Prospectus.

5.1.2 Procedure. If any action is brought against an Underwriter, a Selected Dealer or a controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter or Selected Dealer shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter or Selected Dealer, as the case may be) and payment of actual expenses; provided, that the failure to give such notice shall not relieve the Company from any liability it may have under Sections 5.1.1 or 5.1.2 hereof, except to the extent the Company has been materially prejudiced (through forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Company shall not relieve the Company from any liability that it may have to an indemnified party other than on account of Sections 5.1.1 or 5.1.2 hereof. Such Underwriter, Selected Dealer or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter, Selected Dealer or controlling person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to take charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter, Selected Dealer and/or controlling person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or controlling person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

5.2 Indemnification of the Company. Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2.

5.3 Contribution.

5.3.1 Contribution Rights. In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 5.3.1, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Public Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses. For purposes of this Section 5, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.3.2 Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5 are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute pursuant to this Section 5.3 are several and not joint.

6. Default by an Underwriter.

6.1 Default Not Exceeding 10% of Firm Units or Option Units. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the over-allotment option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2 Default Exceeding 10% of Firm Units or Option Units. In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein. If within one business day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one business day within which to procure another party or parties reasonably satisfactory to you to purchase said Firm Units or Option Units on such terms. In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will be terminated without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3 Postponement of Closing Date. In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7. Additional Covenants.

7.1 Additional Shares or Options. The Company hereby agrees that until the earlier of the consummation of a Business Combination or the distribution of the Trust Account referred to in Section 7.6 hereof, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock, or any shares of Preferred Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

7.2 Trust Account Waiver Acknowledgment. The Company hereby agrees that prior to commencing its due diligence investigation of any operating business which the Company seeks to acquire for its initial Business Combination (“Target Business”) or obtaining the services of any vendor, it will use its best efforts to cause the Target Business or vendor to execute a waiver letter substantially in the form attached hereto as Exhibit B. Notwithstanding the foregoing, in the event any Target Business, vendor or other third party refuses to execute such a letter, the Company may nonetheless commence its due diligence investigations of such Target Business or obtain the services of any such vendor or third party if and only if the Company’s board of directors determines in good faith after due inquiry that the Company would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver.

7.3 Insider Letters and Stock Escrow Agreement. The Company shall not take any action or omit to take any action that would cause a breach of any of the Insider Letters executed between each Initial Stockholder and the Representative or the Stock Escrow Agreement executed between the Initial Stockholders and the Company and will not allow any amendments to, or waivers of any provisions of, such Insider Letters or Stock Escrow Agreement without the prior written consent of the Representative.

7.4 Certificate of Incorporation and Bylaws. The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation or Bylaws. Prior to the consummation of a Business Combination or until the distribution of the Trust Account referred to in Section 7.6 hereof, the Company will not amend its Amended and Restated Certificate of Incorporation without the prior written consent of the Representative.

7.5 Blue Sky Requirements. The Company shall provide counsel to the Representative with ten copies of all proxy information and all related material filed with the Commission in connection with a Business Combination concurrently with such filing with the Commission. In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

7.6 Acquisition/Distribution Procedure. The Company agrees: (i) that, prior to the consummation of the initial Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Business Combination Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 18 months from the consummation of this Offering (subject to extension for an additional six-month period, as described in the Prospectus), the Company will be liquidated and will distribute to all holders of IPO Shares (as defined below) an aggregate sum equal to the Company’s “Liquidation Value.” The Company’s “Liquidation Value” shall mean the Company’s book value, as determined by the Company and approved by Goldstein Golub Kessler LLP. In no event, however, will the Company’s Liquidation Value be less than the Trust Account, inclusive of (i) the proceeds held in trust from this Offering and the sale of the Placement Units, (ii) the 2.5% of the proceeds held in the Trust Account representing the Deferred Compensation, and (iii) any interest (net of taxes payable) not released to the Company to fund it’s working capital, including any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Compensation. Only holders of IPO Shares shall be entitled to receive liquidating distributions and the Company shall pay no liquidating distributions with respect to any other shares of capital stock of the Company. With respect to the initial Business Combination Vote, the Company shall cause all of the Initial Stockholders to vote the shares of Common Stock owned by them immediately prior to this Offering, including the shares of Common Stock included in the Placement Units, in accordance with the vote of the holders of a majority of the IPO Shares present, in person or by proxy at a meeting of the Company’s stockholders called for such purpose. At the time the Company seeks approval of the initial Business Combination, the Company will offer each holder of the Company’s Common Stock issued in this Offering (the “IPO Shares”) the right to convert their IPO Shares at a per share conversion price (the “Conversion Price”) equal to (A) the amount in the Trust Account as of two business days prior to the Business Combination Vote, excluding (x) the portion of the proceeds attributable to the private placement and the Deferred Compensation and (y) any interest earned on either the Deferred Compensation or the proceeds of the private placement, divided by (B) the total number of IPO Shares. If holders of less than 20% in interest of the Company’s IPO Shares vote against such approval of a Business Combination and elect to convert their IPO Shares, the Company may, but will not be required to, proceed with such Business Combination. If the Company elects to so proceed, it will convert shares, based upon the Conversion Price, from those holders of IPO Shares who affirmatively requested such conversion and who voted against the Business Combination. Only holders of IPO Shares shall be entitled to receive distributions from the Trust Account and the Company shall pay no distributions with respect to any other shares of capital stock of the Company. If holders of 20% or more in interest of the IPO Shares vote against approval of any potential Business Combination and elect to convert their IPO Shares, the Company will not proceed with such Business Combination and will not convert such shares.

7.7 Rule 419. The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.8 Presentation of Potential Target Businesses. The Company shall cause each of its officers and directors to agree that, in order to minimize potential conflicts of interest which may arise from multiple affiliations, each such officer and director will present to the Company for its consideration, prior to presentation to any other person or company, any suitable opportunity to acquire a Target Business, until the earlier of the consummation by the Company of a Business Combination, the distribution of the Trust Account or until such time as each such officer or director shall cease to be an officer or director of the Company, subject to any fiduciary obligations such officer or director might have as a result of a fiduciary relationship established prior to the establishment of a fiduciary relationship with the Company.

7.9 Target Net Assets. The Company agrees that the initial Target Business(es) in a Business Combination must have a fair market value equal to at least 80% of the Company’s net assets at the time of such Business Combination. The fair market value of such business(es) must be determined by the Board of Directors of the Company based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) has a fair market value of at least 80% of the Company’s net assets at the time of such Business Combination, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. The Company is not required to obtain an opinion from an investment banking firm as to the fair market value of the Target Business(es) if the Company’s Board of Directors independently determines that the Target Business(es) has a sufficient fair market value.

8. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Dates and such representations, warranties and agreements of the Underwriters and Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Securities to the several Underwriters.

9. Effective Date of This Agreement and Termination Thereof.

9.1 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the American Stock Exchange, the Boston Stock Exchange or on the NASD OTC Bulletin Board (or successor trading market) shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities shall have been required on the NASD OTC Bulletin Board or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities market, or (vi) if the Company shall have sustained a material loss by fire, explosion, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Units, (vii) if any of the Company’s representations, warranties or covenants hereunder are breached, or (viii) if the Representative shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions, including without limitation as a result of terrorist activities after the date hereof, as in the Representative’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Units or to enforce contracts made by the Underwriters for the sale of the Securities.

9.2 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the obligations of the Company to pay the out of pocket expenses related to the transactions contemplated herein shall be governed by Section 3.8.1 hereof.

9.3 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10. Miscellaneous.

10.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

Merriman Curhan Ford & Co.
As Representative of the several Underwriters
600 California Street, 9th Floor
San Francisco, CA 94108
Attn: General Counsel
Copy to:

Bingham McCutchen LLP
399 Park Avenue
New York, New York 10022-4689
Attn: Floyd I. Wittlin, Esq.

If to the Company:

Shine Media Acquisition Corp.
Rockefeller Center
1230 Avenue of the Americas, 7th Floor
New York, New York 10020
Attn: David Y. Chen

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154-0037
Attn: Mitchell S. Nussbaum, Esq.

10.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained.

10.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of, relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in this Section 10. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.7 No Fiduciary Duty. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm's-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith the Underwriters are acting solely as a principal and not as the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering (irrespective of whether the Underwriters have advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company in connection with the Offering.

10.8 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

10.9 Waiver, Etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

SHINE MEDIA ACQUISITION CORP.

By:
Name: David Y. Chen Title: Chief Executive Officer and President

Accepted on the date first above written

MERRIMAN CURHAN FORD & CO. Acting severally on behalf of itself and the several Underwriters named on Schedule I hereto

By:
Name: Steve R. Foland Title: Head of Investment Banking

SCHEDULE I

SHINE MEDIA ACQUISITION CORP.

6,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Merriman Curhan Ford & Co.	[__________]
Canaccord Adams Inc.	[__________]
Montgomery & Co., LLC	[__________]

SCHEDULE 2.18.4

[None.]

EXHIBIT A

FORM OF OPINION OF COUNSEL TO THE COMPANY

EXHIBIT B

FORM OF TRUST CLAIM WAIVER LETTER

[Letterhead of prospective vendor or target business.]

Shine Media Acquisition Corp.
Rockefeller Center
1230 Avenue of the Americas
7th Floor
New York, NY 10020

Ladies and Gentlemen:

Reference is made to the Prospectus of Shine Media Acquisition Corp. (the “Company”), dated , 2006 (the “Prospectus”).

We acknowledge that we have read the Prospectus and understand that the Company has established a trust account for the benefit of the Company’s public stockholders at JPMorgan Chase Bank, NA, maintained by Continental Stock Transfer & Trust Company acting as trustee (the “Trust Account”) and that the Company may disburse monies from the Trust Account only:

(a) in the event the Company consummates a “business combination” (as such term is used in the Prospectus), to any public stockholders who exercise their conversion rights, to the Underwriters in respect of their deferred underwriting discount and to the Company in the amount remaining in the Trust Account following such payments to the public stockholders and the Underwriters; or

(b) in the event of the Company’s dissolution and liquidation, to the public stockholders.

For and in consideration of the Company [agreeing to evaluate us for purposes of consummating an initial business combination][engaging our services], we hereby agree that we do not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and hereby waive any Claim we may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Yours very truly,

[NAME]

By:___________________________
Name:
Title: